Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOLF TRUST OF AMERICA, INC.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56251, No. 333-39624 and No. 333-39622) and Form S-8 (No. 333-46657, No. 333-39628 and No. 333-46659) of Golf Trust of America, Inc. of our report dated March 19, 2009, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Cherry Bekaert & Holland, L.L.P.

Charlotte, North Carolina
March 19, 2009